UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 15, 2007, the Board of Directors of the Company approved amendments to Article VII Sections 32, 33 and 34 of the Company's Bylaws to permit the issuance of and transfer of uncertificated shares of its stock. These amendments were adopted to allow the Company to be eligible to participate in the Direct Registration System which will be required of all companies listed on the New York Stock Exchange and the Nasdaq Stock Market by January 1, 2008.

The Direct Registration System enables investors to establish, either through the Company's transfer agent or through the investor's broker-dealer, a book-entry position on the books of the Company and to electronically transfer their position through the Depository Trust Company. The system also enables investors to have securities registered in their name without having a physical certificate issued.

The description of the amendments to the Bylaws contained herein is qualified in its entirety by the complete text of the amendments to the Bylaws, which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.
Exhibit No.	Description
3.1	Amendments to the Company's Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce E. Kiddoo Bruce E. Kiddoo Vice President of Finance

Date: November 21, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendments to the Company's Bylaws. PDF provided as a courtesy